Exhibit 16.1

February 27, 2026

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Golkor, Inc.

We have read the statements under item 4.01 in Form 8-K dated December 5, 2025, of Golkor, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: LAO Professionals

/S/ Lateef Awojobi FCA

Managing Partner/CEO